UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 29, 2005

IXYS Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26124	77-0140882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3540 Bassett Street, Santa Clara, California		95054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-982-0700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 29, 2005, Clare, Inc. ("Clare"), a wholly owned subsidiary of IXYS Corporation (the "Company"), entered into an agreement to purchase its principal facility, which is currently leased. Under the agreement between Clare and John J. Flatley and Gregory D. Stoyle, Trustees of the 1993 Flatley Family Trust under Declaration of Trust dated September 27, 1993, Clare agreed to pay $9,000,000 for the property at 78 Cherry Hill Drive in Beverly, Massachusetts. Pursuant to the agreement, Clare deposited $250,000 into escrow on signing the agreement. The transaction is expected to close on or about May 6, 2005.

The Company expects that the purchase price will initially be funded from its cash. The Company may borrow funds at a later date to increase its cash balances.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXYS Corporation

May 5, 2005	By:	Nathan Zommer

Name: Nathan Zommer
Title: President and Chief Executive Officer